Exhibit 99.2

SurveyMonkey Announces First Quarter 2021 Financial Results

RPO Increases 21%, Deferred Revenue Increases 23% Year-over-Year

Company Raises Full Year 2021 Revenue Outlook

SAN MATEO, Calif. — May 6, 2021 — SurveyMonkey (Nasdaq: SVMK), a leader in agile software solutions for customer experience, market research, and survey feedback, today reported first quarter results for the period ended March 31, 2021.

“Our first quarter can be summarized in one word: execution,” said Zander Lurie, chief executive officer of SurveyMonkey. “We are moving up-market through agile, AI-powered solutions that help customers like Cedars Sinai, Glassdoor, Kawasaki Motors, and The Very Group manage their stakeholders’ experiences. We exceeded the high-end of our Q1 revenue guidance range and accelerated our leading indicators for growth -- RPO and deferred revenue -- which increased 21% and 23% year-over-year, respectively. We are increasing our full year 2021 revenue outlook, reflecting our confidence in our long-term growth strategy and our ability to execute.”

Q1 2021 Key Results

●	Total revenue was $102.3 million, an increase of 16% year-over-year.
●

Enterprise sales revenue was $31.2 million, an increase of 24% year-over year. Enterprise sales revenue accounted for approximately 30% of total revenue, up from approximately 29% in Q1 2020. We ended the quarter with approximately 8,800 enterprise sales customers, up 29% from approximately 6,800 in Q1 2020.

●	Self-serve revenue was $71.1 million, an increase of 13% year-over-year.
●	Deferred revenue was $187.5 million, an increase of 23% year-over-year. Remaining performance obligations (RPO) were $204.9 million, an increase of 21% year-over-year.
●

Paying users totaled approximately 845,800, an increase of approximately 99,600, or 13% from approximately 746,200 in Q1 2020, and an increase of approximately 25,500 paying users from Q4 2020. Approximately 89% of our paying users were on annual plans, up from 85% a year ago.

●	Average revenue per user was $498, up approximately 3% from $483 in Q1 2020.
●	GAAP operating margin was negative 26.2% and non-GAAP operating margin was negative 0.6%.
●	GAAP net loss was $29.6 million and GAAP diluted net loss per share was $0.20. Non-GAAP net loss was $3.3 million and non-GAAP diluted net loss per share was $0.02.
●	Net cash provided by operating activities was $17.3 million and free cash flow was $15.1 million for 16.9% and 14.7% margin, respectively.
●	Cash and cash equivalents totaled $247.4 million and total debt was $213.1 million for net cash of $34.3 million as of March 31, 2021.

Q1 2021 Product Updates

●

Launched the latest features of GetFeedback, including AI-powered listening, visualization features, and sentiment analysis supported across ten languages. The latest release enables customers to collect feedback in even more places like ATMs and high-security websites. The new GetFeedback website also brings the solution into a more unified brand with SurveyMonkey.

●

Announced the availability of SurveyMonkey Brand Tracker and SurveyMonkey Industry Tracker, two new, agile market research solutions that enable brands and financial services firms to continuously monitor shifts in market perception and quickly react to fuel growth.

●

Expanded its Return-to-Work solutions for businesses, including automated insights, industry benchmarking, trend analysis, and quick setup guided by SurveyMonkey Genius™, which combines AI, machine learning and decades of industry expertise.

●

Launched a solution for healthcare organizations that utilizes SurveyMonkey Enterprise to capture critical experience and sentiment feedback from patients and employees who are on the front lines of the COVID-19 pandemic.

Q1 2021 Diversity, Equity and Inclusion Updates

●	Launched a partnership with the Eva Longoria Foundation to provide Latina entrepreneurs free resources, including access to SurveyMonkey products and training modules to help their businesses succeed.
●	Launched a survey with AAPI Data to increase awareness of the ongoing hate crimes and hate incidents experienced by the Asian American and Pacific Islander community.
●	Launched a minority small business index with Operation HOPE to quantify the experiences and hopefulness of Black small business owners and aspiring entrepreneurs.

SurveyMonkey posted a shareholder letter with its first quarter 2021 financial results and management commentary on its investor relations website at investor.surveymonkey.com.

Financial Outlook

For the second quarter and full year of 2021, SurveyMonkey currently expects the following:

	Q2 2021	FY 2021
Revenue Y-o-Y growth at mid-point	$106 million - $108 million 18%	$440 million - $447 million 18%
Non-GAAP operating margin	0.0% to 2.0%	2.0% to 4.0%
Free cash flow	NA	$47 million - $52 million

For the second quarter of 2021, the company expects basic weighted average shares outstanding to be approximately 146 million and diluted weighted average shares outstanding to be approximately 149 million. For the full year 2021, the company expects basic weighted average shares outstanding to be approximately 147 million and dilutive weighted average shares outstanding to be approximately 154 million. For a detailed explanation of the company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information

SurveyMonkey senior management will host a conference call today to discuss the company’s Q1 2021 financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 900-1542 or (236) 712-2281 (ID: 2993662). An archived webcast of the conference call will be accessible on SurveyMonkey’s Investor Relations page, investor.surveymonkey.com. A telephonic replay of the conference call will be available until Thursday, May 13, 2021, and can be accessed by dialing (800) 585-8367 or (416) 621-4642 and entering the passcode 2993662.

About SurveyMonkey

SurveyMonkey is a leader in agile software solutions for customer experience, market research, and survey feedback. The company’s platform empowers more than 20 million active users to analyze and act on feedback from employees, customers, website and app users, and market research respondents. SurveyMonkey’s products, enterprise solutions, and integrations enable more than 345,000 organizations to deliver better customer experiences, increase employee retention, and unlock growth and innovation. Ultimately, SurveyMonkey's vision is to raise the bar for human experiences by amplifying individual voices.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@surveymonkey.com

Media Contact:

Sandra Gharib

pr@surveymonkey.com

Source: SVMK Inc.

SVMK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$247,418	$224,390
Accounts receivable, net	23,617	24,177
Deferred commissions, current	6,112	5,429
Prepaid expenses and other current assets	12,298	10,520
Total current assets	289,445	264,516
Property and equipment, net	15,392	18,924
Operating lease right-of-use assets	57,815	56,986
Capitalized internal-use software, net	29,395	29,462
Acquisition intangible assets, net	18,330	21,207
Goodwill	465,913	468,764
Deferred commissions, non-current	11,105	10,018
Other assets	8,329	7,940
Total assets	$895,724	$877,817
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,863	$3,348
Accrued expenses and other current liabilities	20,940	15,198
Accrued compensation	22,643	32,149
Deferred revenue, current	186,917	169,872
Operating lease liabilities, current	9,123	8,318
Debt, current	1,900	1,900
Total current liabilities	248,386	230,785
Deferred revenue, non-current	626	760
Deferred tax liabilities	5,243	5,153
Debt, non-current	211,241	211,716
Operating lease liabilities, non-current	74,034	74,487
Other non-current liabilities	8,708	8,560
Total liabilities	548,238	531,461
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	869,174	835,444
Accumulated other comprehensive income	2,255	5,208
Accumulated deficit	(523,944)	(494,297)
Total stockholders’ equity	347,486	346,356
Total liabilities and stockholders’ equity	$895,724	$877,817

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2021	2020
Revenue	$102,298	$88,265
Cost of revenue (1)(2)	20,772	19,944
Gross profit	81,526	68,321
Operating expenses:
Research and development (1)	32,983	26,557
Sales and marketing (1)(2)	52,036	42,091
General and administrative (1)	23,322	21,932
Total operating expenses	108,341	90,580
Loss from operations	(26,815)	(22,259)
Interest expense	2,299	3,086
Other non-operating (income) expense, net	315	(1,236)
Loss before income taxes	(29,429)	(24,109)
Provision for income taxes	218	141
Net loss	$(29,647)	$(24,250)
Net loss per share, basic and diluted	$(0.20)	$(0.18)
Weighted-average shares used in computing basic and diluted net loss per share	144,692	136,911

(1)	Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended March 31,
(in thousands)	2021	2020
Cost of revenue	$1,482	$960
Research and development	9,497	6,457
Sales and marketing	5,778	4,343
General and administrative	6,842	5,742
Stock-based compensation, net of amounts capitalized	$23,599	$17,502

(2)	Includes amortization of acquisition intangible assets as follows:

	Three Months Ended March 31,
(in thousands)	2021	2020
Cost of revenue	$1,490	$2,010
Sales and marketing	1,133	1,358
Amortization of acquisition intangible assets	$2,623	$3,368

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(29,647)	$(24,250)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,694	12,288
Non-cash leases expense	3,340	3,423
Stock-based compensation expense, net of amounts capitalized	23,599	17,502
Deferred income taxes	99	97
Bad debt expense	307	421
Gain on sale of a private company investment	—	(1,001)
Other	508	317
Changes in assets and liabilities:
Accounts receivable	(76)	(1,953)
Prepaid expenses and other assets	(4,682)	(2,208)
Accounts payable and accrued liabilities	9,251	2,647
Accrued compensation	(9,274)	(10,452)
Deferred revenue	16,985	11,229
Operating lease liabilities	(3,786)	(3,827)
Net cash provided by operating activities	17,318	4,233
Cash flows from investing activities
Purchases of property and equipment	—	(406)
Capitalized internal-use software	(2,268)	(2,946)
Proceeds from sale of a private company investment	—	1,001
Net cash used in investing activities	(2,268)	(2,351)
Cash flows from financing activities
Proceeds from stock option exercises	9,553	13,815
Repayment of debt	(550)	(550)
Net cash provided by financing activities	9,003	13,265
Effect of exchange rate changes on cash	(309)	(1,267)
Net increase in cash, cash equivalents and restricted cash	23,744	13,880
Cash, cash equivalents and restricted cash at beginning of period	224,614	131,683
Cash, cash equivalents and restricted cash at end of period	$248,358	$145,563
Supplemental cash flow data:
Interest paid for term debt	$2,177	$2,967
Non-cash investing transactions:
Stock compensation included in capitalized software costs	$559	$776
Accrued unpaid capital expenditures	$547	$204
Lease liabilities arising from obtaining right-of-use assets, net	$2,676	$—

SVMK INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

	Three Months Ended
(in thousands)	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Self-serve revenue	$71,112	$71,197	$68,001	$65,398	$63,107
Enterprise revenue	31,186	29,778	27,428	25,543	25,158
Revenue	$102,298	$100,975	$95,429	$90,941	$88,265

Self-serve revenues are generated from products purchased independently through our website.

Enterprise revenues are generated from products sold to organizations through our sales team.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from operations

	Three Months Ended March 31,
(in thousands, except percentages)	2021	2020
GAAP Loss from operations	$(26,815)	$(22,259)
GAAP Operating margin	(26)%	(25)%
Stock-based compensation, net	23,599	17,502
Amortization of acquisition intangible assets	2,623	3,368
Non-GAAP Loss from operations	$(593)	$(1,389)
Non-GAAP Operating margin	(1)%	(2)%

Reconciliation of GAAP to Non-GAAP (Loss) Income and (Loss) Income per diluted share

	Three Months Ended March 31,
(in thousands, except per share amounts)	2021	2020
GAAP Net Loss	$(29,647)	$(24,250)
GAAP Net Loss per diluted share	$(0.20)	$(0.18)
Weighted-average shares used to compute GAAP net loss per diluted share	144,692	136,911

Stock-based compensation, net	23,599	17,502
Amortization of acquisition intangible assets	2,623	3,368
Gain on sale of a private company investment	—	(1,001)
Income tax effect on Non-GAAP adjustments (2)	96	97

Non-GAAP Net Loss	$(3,329)	$(4,284)
Non-GAAP Net Loss per diluted share	$(0.02)	$(0.03)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	144,692	136,911

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, and gain on sale of a private company investment. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets.

Calculation of Free Cash Flow

	Three Months Ended March 31,
(in thousands)	2021	2020
Net cash provided by operating activities	$17,318	$4,233
Purchases of property and equipment	—	(406)
Capitalized internal-use software	(2,268)	(2,946)
Free cash flow	$15,050	$881

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Supplemental GAAP and Non-GAAP Information

	Three Months Ended March 31,
(in thousands, except percentages)	2021	2020
GAAP Gross profit	$81,526	$68,321
GAAP Gross margin	80%	77%
Stock-based compensation, net	1,482	960
Amortization of acquisition intangible assets	1,490	2,010
Non-GAAP Gross profit	$84,498	$71,291
Non-GAAP Gross margin	83%	81%

GAAP Research and development	$32,983	$26,557
GAAP Research and development margin	32%	30%
Stock-based compensation, net	9,497	6,457
Non-GAAP Research and development	$23,486	$20,100
Non-GAAP Research and development margin	23%	23%

GAAP Sales and marketing	$52,036	$42,091
GAAP Sales and marketing margin	51%	48%
Stock-based compensation, net	5,778	4,343
Amortization of acquisition intangible assets	1,133	1,358
Non-GAAP Sales and marketing	$45,125	$36,390
Non-GAAP Sales and marketing margin	44%	41%

GAAP General and administrative	$23,322	$21,932
GAAP General and administrative margin	23%	25%
Stock-based compensation, net	6,842	5,742
Non-GAAP General and administrative	$16,480	$16,190
Non-GAAP General and administrative margin	16%	18%

(1)	Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

SVMK INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin,  Non-GAAP general and administrative, Non-GAAP general and administrative margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts is not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, and amortization of acquisition intangible assets. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue.

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share: We define Non-GAAP net (loss) income as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, gain on sale of a private company investment, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net (loss) income per diluted share is defined as Non-GAAP net (loss) income divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe these measures are useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•

Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•

Amortization of acquisition intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquisition intangible assets will recur in future periods.

•

Gain on sale of a private company investment: Gain on sale of a private company investment was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors”

in the Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2021, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of May 6, 2021, and we undertake no obligation to update this information.